Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:
Investors
Bob Okunski
408-240-5447
Bob.Okunski@sunpower.com

Media
Natalie Wymer
650-223-9132
Natalie.Wymer@sunpower.com

SunPower Provides Update on Planned Spin-Off of Maxeon Solar Technologies

Anticipating Close During Third Quarter

Confirms Second Quarter 2020 Guidance

SAN JOSE, Calif., June 16, 2020 - SunPower Corp. (NASDAQ: SPWR) today announced that it anticipates closing the planned spin-off of Maxeon Solar Technologies during the third quarter 2020. The company also reiterated its second quarter 2020 guidance due to continued improvements in its U.S. and international Distributed Generation (DG) business.

“We’ve made significant progress over the past several months to create and define our two independent pure play, publicly-traded companies, including Tianjin Zhonghuan Semiconductor Co. (TZS) receiving the necessary regulatory approvals to make its Maxeon Solar investment,” said Tom Werner, SunPower CEO and chairman of the board. “Given the global pandemic, we’ve experienced some delays in finalizing financing for the transaction, but anticipate closing during the third quarter. We’re well-positioned for the second half with new innovative products, as well as benefitting from our online and digital investments in our U.S. DG business.”

The company announced last November that it planned to separate into SunPower and Maxeon Solar Technologies. Concurrent with the closing of the transaction, an equity investment of $298 million will be made in Maxeon Solar by TZS, a premier global supplier of silicon wafers.

About SunPower
As one of the world's most innovative and sustainable energy companies, SunPower Corporation (NASDAQ: SPWR) provides a diverse group of customers with complete solar solutions and services. Residential customers, businesses, governments, schools and utilities around the globe rely on SunPower's more than 30 years of proven experience. From the first flip of the switch, SunPower delivers maximum value and superb performance throughout the long life of every solar system. Headquartered in Silicon Valley, SunPower has dedicated, customer-focused employees in Africa, Asia, Australia, Europe, North and South America. For more information about how SunPower is changing the way our world is powered, visit www.sunpower.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the anticipated spin-off of Maxeon Solar and TZS's investment therein, including timing and certainty, the ability to secure adequate financing for the transaction, the anticipated benefits of the transaction, and our positioning and guidance for the second half of the year. These forward-looking statements are based on our current assumptions, expectations and beliefs and involve substantial risks and uncertainties that may cause results, performance or achievement to materially differ from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to challenges in executing transactions key to our strategic plans, including regulatory, logistical, and other challenges that may arise, potential disruptions to our operations that may result from epidemics or natural disasters, including impacts of the Covid-19 pandemic, our ability to reach agreement as to an extension of the time to close the transaction, if required, market conditions, including those related to Covid-19 and its effect on the financial markets and our ability to finalize the financing for the transaction, and other closing conditions and approvals related to the transaction. A detailed discussion of these factors and other risks that affect our business is included in filings we make with the Securities and Exchange Commission (SEC) from time to time, including our most recent reports on Form 10-K and Form 10-Q, particularly under the heading "Risk Factors." Copies of these filings are available online from the SEC or on the SEC Filings section of our Investor Relations website at investors.sunpower.com. All forward-looking statements in this press release are based on information currently available to us, and we assume no obligation to update these forward-looking statements in light of new information or future events.

© 2020 SunPower Corporation. All Rights Reserved. SUNPOWER, the SUNPOWER logo and SUNPOWER EQUINOX are registered trademarks of SunPower Corporation in the U.S. and other countries as well.

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